Exhibit 5.3

February 8, 2021

AMC Networks Inc.

11 Penn Plaza

New York, NY 10001

Ladies and Gentlemen:

We have acted as special Rhode Island counsel to AMC Networks Inc., a Delaware corporation (the “Company”), in connection with the public offering of $1,000,000,000 aggregate principal amount of the Company’s 4.25% Senior Notes due 2029 (the “Notes”) by the Company, including the guarantees thereof (the “Guarantees”) by NOS4A2 Productions I LLC, a Rhode Island limited liability company (the “Rhode Island Guarantor”), and certain other subsidiaries of the Company (collectively, the “Guarantors”), issued pursuant to an Indenture, dated as of March 30, 2016 (the “Base Indenture”), among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented by the Third Supplemental Indenture thereto, dated as of February 8, 2021 (the “Third Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

The Company and the Guarantors filed (i) a Registration Statement on Form S-3 (File No. 333-234695) (the “Original Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on November 14, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company and the Guarantors of debt securities and guarantees of debt securities, as applicable, (ii) a Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Original Registration Statement with the Commission on January 14, 2021 under the Securities Act relating to the issuance and sale by the Company and the Guarantors of debt securities and guarantees of debt securities, as applicable (the Original Registration Statement, together with the Post-Effective Amendment, the “Registration Statement”), and (iii) a prospectus supplement (the “Prospectus Supplement”) with the Commission on January 26, 2021 under the Securities Act relating to the issuance and sale by the Company and the Guarantors of the Notes and Guarantees, as applicable. The Company and the Guarantors entered into an underwriting agreement dated January 25, 2021 (the “Underwriting Agreement”) with J.P. Morgan Securities LLC as representative of the underwriters named in Schedule I thereto relating to the issuance and the sale by the Company and the Guarantors of the Notes and Guarantees, as applicable.

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In connection with the opinion set forth below, we have examined originals (including scanned copies of originals) or certified copies of (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) the Base Indenture, (iv) the Third Supplemental Indenture, (v) the global certificate evidencing the Notes, including the notation of guarantee (the “Note Certificate”), (vi) the Underwriting Agreement, (vii) the articles of organization and operating agreement of the Rhode Island Guarantor in effect as of the date hereof, (viii) the certificate of good standing for the Rhode Island Guarantor issued by the Rhode Island Secretary of State dated as of January 11, 2021, (ix) certain resolutions of the Board of Directors of the Company authorizing, among other things, the issuance of the Notes and Guarantees, and (x) certain resolutions of the sole member of the Rhode Island Guarantor authorizing, among other things, the issuance of the Guarantee of the Rhode Island Guarantor. As used herein, “Transaction Agreements” means the Note Certificate and the Third Supplemental Indenture.

We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we have relied as to certain matters on information and certificates obtained from public officials, officers of the Rhode Island Guarantor and other sources believed by us to be responsible. We have also relied on representations and statements of fact made in the Indenture and the Underwriting Agreement. We are not generally familiar with the business and operations of the Company and the Rhode Island Guarantor, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the Rhode Island Guarantor or the rendering of the opinions set forth below.

In the course of the foregoing investigations and examinations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies, (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us, and (iii) the legal capacity and competency of all natural persons.

Based on the foregoing and subject to the qualifications, limitations, and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	The Rhode Island Guarantor is a limited liability company in good standing under the laws of the State of Rhode Island.

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2.	The Rhode Island Guarantor has the limited liability company power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements.

3.	Each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite limited liability company action on the part of the Rhode Island Guarantor.

For the purposes of this opinion letter, we have assumed that, with respect to the issuance, sale and delivery of the Notes and the Guarantees: (i) the Registration Statement is effective and complies with all applicable laws, (ii) the Notes and Guarantees were issued and sold in the manner stated in the Registration Statement, the Prospectus Supplement and the Underwriting Agreement, (iii) the Transaction Agreements and the Underwriting Agreement are valid instruments, enforceable against the parties thereto in accordance with their terms and applicable laws, and (iv) the performance, execution and delivery by the Rhode Island Guarantor of the Transaction Agreements and the issuance by the Rhode Island Guarantor of the Guarantee of the Rhode Island Guarantor do not (A) result in a default under or breach of any agreement or instrument binding upon the Rhode Island Guarantor, or any order, judgment or decree of any court or governmental authority applicable to the Rhode Island Guarantor, or (B) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect).

The opinions expressed herein are limited to the laws of the State of Rhode Island, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Rhode Island, or the effect any such laws may have on the matters set forth herein, nor do we express any opinion as to the validity, enforceability or scope of, or limitations on, any provisions relating to rights to indemnification or contribution. No opinions are expressed herein as to matters governed by laws pertaining to the Rhode Island Guarantor solely because of the business activities of such entity which are not applicable to business entities generally. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. We assume no obligation to revise or supplement this letter should the presently applicable laws be changed by legislative action, judicial decision or otherwise.

Our opinions may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act but, except as set forth in the next paragraph, may not otherwise be used, quoted or referred to by or filed with any other person or entity without prior written permission.

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement pursuant to Item 16 of Form S-3 and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We also consent to the reference to our firm under the caption “Validity of the Notes and the Guarantees” in the Prospectus Supplement. In giving the foregoing consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Hinckley, Allen & Snyder LLP